Exhibit 99.1

OPHTHALMOLOGY
NEUROSURGERY
May 2011

Investor Presentation
QUALITY. PERFORMANCE. INNOVATION.

Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Among other, statements concerning management’s expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results.  For a discussion of such risks and uncertainties, please refer to the information set forth under “Risk Factors”  included in Synergetics USA, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission.  These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.

• Synergetics is a medical device company focused in
 the ophthalmology and neurosurgery market
• Synergetics USA, Inc. was formed through a reverse
 merger of Synergetics, Inc. and Valley Forge
 Scientific in 2005
• Synergetics was founded in 1991 and Valley Forge
 was founded in 1980 and became a publicly-held
 company in November 1989
• Synergetics USA, Inc. (NASDAQ: SURG)
• Corporate Headquarters: O’Fallon, MO
• Manufacturing Facilities: O’Fallon, MO and
 King of Prussia, PA
• Shares Outstanding: 24.97mm
• 52 Week Range: $1.55 - $6.01
• Market Cap.: $137.34mm

▪ Major Events:
 ▪ Alcon Settlement
 ▪ Neurosurgery Transition
 ▪ Project Restore

▪ Drive operational efficiencies to improve the platform’s
 profitability
▪ Ophthalmology: Strategic Growth
▪ Neurosurgery - Generate Cash
▪ Sales Force Productivity

▪ Drive operational efficiencies to improve the platform’s
 profitability
 ▪ Lean Manufacturing
 ▪ 2010 savings - $1.4m
 ▪ 2011 estimated incremental savings - $500,000
 ▪ Inventory Reduction
 ▪ 2010 - Down - $11.9m
 ▪ 2nd Quarter 2011 - Up - $13.9m
 ▪ Select Outsourcing
 ▪ On going
 ▪ Potential 2011 savings approximately $400,000
 ▪ Elements of Project Restore
 ▪ Annualized savings = $4.0m

▪ Ophthalmology: Strategic Growth
 ▪ Retina
 ▪ Fill gaps, expand offering into new market segments
 ▪ VersaPACK™ Disposable Vitrectomy Pack
 ▪ Develop strategy for ASC dynamic, develop strategy for emerging markets
 ▪ On going
 ▪ Opportunistic Acquisitions
 ▪ On going

▪ Neurosurgery - Generate Cash
 ▪ Leverage marketing partners’ distribution
 ▪ Transition Complete - Annualized savings of $4m
 ▪ Approximately $1m in residual “Direct” business remains
 ▪ Focus development on high margin electrosurgery products
 ▪ New disposable forceps - (lighted bipolar)
 ▪ Family of new disposable products

▪ Sales Force Productivity
 ▪ 2010 new compensation plan
 ▪ New promotion plan
 ▪ 1st Quarter 2011 orchestrated turnover

Markets

2011 Anterior (Cataract) and
Posterior (Retinal) Markets Compared

▪ Anti-VEGF Therapies (i.e. Lucentis)
▪ Long Term Drug Delivery Implants
▪ Artificial Vision
▪ Microplasmin Vitreous Disinsertion
▪ Site of Service Migration, e.g. ASC, Office

Product Review

Ophthalmology Products

DDMS
Quantel Laser
Directional Laser Probes
Endoilluminator - Awh Chandelier
Photon II

The OMNI is the most innovative
and user-friendly ultrasonic
aspirator available. In addition to
the soft tissue removal
capabilities common, it
effectively addresses dense,
fibrotic lesions, and pioneers the
fine dissection of bone
traditionally performed with
rotating drills.
The OMNI
The Disposable Spetzler-Malis “Yellow”
bipolar forceps offer surgeons brand-
new, high-polished tips for guaranteed
non-stick performance.
Disposable
Bipolar Forceps
Our next generation Malis® Bipolar
Generator. Dual-waveform
technology provides delicate and
efficient cutting and coagulation
control at even lower power
settings, further reducing thermal
spread and collateral tissue
damage.

Stryker
Codman

CMC V
Codman Synergy
Stryker Lesion
Generator

Financials

▪ Sales were up slightly for the first six months ended January 31, 2011 with disposables sales up 7.5% and capital sales down 25.3%. ($941,000 loss in
 Omni sales from first six months of fiscal 2010)

▪ Commercial Expenses were flat as costs saved by the change in distribution of our neurosurgery products to marketing partners were offset by increased R&D costs and an investment in G&A into our quality and lean initiatives.

▪ Net income from operations increased by 37.8% and earnings per share increased by 33.3%.

▪ Cash flow from operations was $682,000, down from $2.5 million as we invested $2.0 million in inventory for product launches and to support aggressive fill rate goals.

▪ Total interest bearing debt decreased to $3.7 million at January 31, 2011 bringing our leverage down to 7.4%.

▪ Post Alcon transaction, Company has $17.9 million of cash on its balance sheet and has significantly reduced its debt.

N/M = Not Meaningful

▪ Improved stability of the platform
▪ Plans to re-invigorate sales growth
▪ Unique, technically proficient worldwide distribution
 capability
▪ Opportunity to create “Fast Follower” that will be viewed
 as an attractive entry vehicle to ophthalmology

▪ David M. Hable - President, CEO
 Over 30 years of progressive responsibility in sales, marketing, new business development and general management in the medical device industry.
▪ Pamela Boone - Executive Vice President, CFO
 Previously served as CFO, VP, and Corporate Controller for Maverick Tube Corporation. 25 years of financial expertise.
▪ Kurt Gampp - Executive Vice President, COO
 Co-founded Synergetics, Inc. Over 30 years of microsurgical instrument making experience.
▪ Jerry Malis, M.D. - Executive Vice President, CSO
 Served as President, CEO, & Chairman of Valley Forge. Over 40 years of industry experience. Published over 50 articles in the biological science, electronics and engineering fields. Issued ten U.S. patents.
▪ Jason Stroisch - Vice President, Marketing
 Over 15 years experience in the medical device industry covering engineering, international sales and marketing management roles.
▪ Michael Fanning - Vice President, Sales
 Over 20 years in sales and management roles, working in service, medical device, and manufacturing sectors.

OPHTHALMOLOGY
NEUROSURGERY
May 2011
Investor Presentation
QUALITY. PERFORMANCE. INNOVATION.
3845 Corporate Centre Drive
O’Fallon, MO 63368
(636) 939-5100
www.synergeticsusa.com